UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ⌧

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Capricor Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 14, 2024

Dear Stockholders of Capricor Therapeutics, Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Capricor Therapeutics, Inc., a Delaware corporation (the “Company”), which will be held on May 14, 2024 at 10:00 a.m. (PDT), or any adjournment or postponement thereof. The Annual Meeting will be held at the Company’s principal executive office located at 10865 Road to the Cure, Suite 150, San Diego, California 92121.

The Annual Meeting will be held for the following purposes, which are more fully described in the accompanying proxy statement:

1.	To elect the nine (9) nominees named in this proxy statement to the Company’s board of directors to serve for a one-year term expiring at our 2025 Annual Meeting of Stockholders;
2.	To ratify the appointment of Rose, Snyder & Jacobs LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024;
3.	To approve, by non-binding advisory vote, the resolution approving named executive officer compensation;
4.	To approve an amendment in the form set forth on Annex A to this proxy statement (the “Charter Amendment”) to the Company’s Certificate of Incorporation, as amended from time to time (the “Certificate of Incorporation”) to increase the number of authorized shares of our common stock from 50,000,000 to 100,000,000; and
5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Company’s board of directors has set the Record Date (as defined below) as March 18, 2024. Only stockholders that owned Capricor Therapeutics, Inc. common stock at the close of business on that day are entitled to notice of and may vote at the Annual Meeting or any adjournments or postponements thereof.

rules issued by the Securities and Exchange Commission, we are providing access to our proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of our proxy materials on the Internet.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 14, 2024:
The proxy statement and the enclosed proxy card are available at
https://www.capricor.com/investors/sec-filings

Under rules issued by the Securities and Exchange Commission, we are providing access to our proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of our proxy materials on the Internet.

You may vote your shares at the Annual Meeting only if you are present in person or if you are represented by proxy. All stockholders are invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting in person, please complete, date and sign the enclosed proxy and return it in the enclosed envelope as promptly as possible. We urge you to carefully read this entire Proxy Statement, including the documents that we refer to in this Proxy Statement. If you attend the Annual Meeting, you may withdraw the proxy and vote in person. If you have any questions regarding the completion of the enclosed proxy or would like directions to the Annual Meeting, please call (858) 727-1755.

We hope that you will be able to participate in the Annual Meeting. Thank you for your continued support.

By Order of the Board of Directors,

CAPRICOR THERAPEUTICS, INC.

/s/ Linda Marbán, Ph.D.
Linda Marbán, Ph.D.
Chief Executive Officer and a Director

San Diego, California

March [●], 2024

PROXY STATEMENT

FOR THE 2024 ANNUAL MEETING OF THE STOCKHOLDERS

TO BE HELD ON MAY 14, 2024

COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why am I receiving these materials?

We have sent you these proxy materials because the board of directors (the “Board”) of Capricor Therapeutics, Inc. (sometimes referred to as “we”, “us”, or the “Company”) is soliciting your proxy to vote at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting in person to vote on the proposals described in this proxy statement.

We intend to mail the proxy solicitation materials, combined with the Annual Report on Form 10-K for our fiscal year ended December 31, 2023, including financial statements, to stockholders on or about April [●], 2024.

How do I attend the Annual Meeting?

The Annual Meeting will be held on May 14, 2024, at 10:00 a.m. PDT. You may attend in person, at our principal executive offices located at 10865 Road to the Cure, Suite 150, San Diego, California 92121. Information on how to vote in person at the Annual Meeting is discussed below.

Attending in Person: You will need to have a government-issued photo identification along with either your Notice and Access Card or proof of ownership of our shares of common stock as of the Record Date in order to enter the Annual Meeting. Proof of ownership may be any of the following:

A brokerage statement or letter from a bank or broker indicating ownership on the Record Date;

A printout of the proxy distribution email (if you received your materials electronically); or

A voting instruction form received from your bank, broker or nominee.

You are also encouraged to take health and safety considerations into account in determining whether to attend the Annual Meeting in person, and to comply with any laws, executive orders or governmental guidelines in effect in the City of San Diego, the County of San Diego, the State of California, the United States of America, and stockholders’ jurisdictions of residence.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on March 18, 2024 (the “Record Date”) will be entitled to vote at the Annual Meeting. On the Record Date, there were 31,502,972 shares of our common stock outstanding and entitled to vote. Stockholders will be entitled to one (1) vote on each matter to be voted on for each share of common stock owned as of the close of business on the Record Date. There is no cumulative voting. No other securities are entitled to be voted at the Annual Meeting.

Stockholder of Record: Shares Registered in Your Name

If at the close of business on the Record Date, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting in person, we urge you to vote by proxy as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If at the close of business on the Record Date your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the

Annual Meeting in person. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

What am I voting on?

There are four (4) matters scheduled for a vote:

1.	Election of nine (9) nominees named in this proxy statement to the Board;
2.	Ratification of the Audit Committee’s selection of Rose, Snyder & Jacobs LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024;
3.	To approve a non-binding resolution on our named executive officer compensation; and
4.	To approve an amendment to the Certificate of Incorporation to increase the number of authorized shares of our common stock from 50,000,000 to 100,000,000.

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

What is the Board’s voting recommendation?

The Board recommends that you vote your shares:

●	“For” the election of each of the nine (9) nominees named in this proxy statement to the Board;
●	“For” the ratification of the Audit Committee’s selection of Rose, Snyder & Jacobs LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024;
●	“For” the approval, on a non-binding basis, of the Company’s named executive officer compensation; and
●	“For” the approval of an amendment to the Certificate of Incorporation to increase the number of authorized shares of our common stock from 50,000,000 to 100,000,000.

How do I vote?

With respect to the election of directors, you may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For the ratification of the Audit Committee’s selection of Rose, Snyder & Jacobs LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, for the approval of executive officer compensation, and for the approval of an amendment to the Certificate of Incorporation to increase the number of authorized shares of our common stock from 50,000,000 to 100,000,000, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple and depend upon whether your shares are registered in your name or are held by a bank, broker or other agent.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting in person, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

●	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

●	To vote using the proxy card, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one (1) vote for each share of common stock you own as of the close of business on March 18, 2024, the Record Date.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted in accordance with the recommendations of the Board.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by mail, by telephone, by email or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

●	You may submit another properly completed proxy card with a later date;
●	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 10865 Road to the Cure, Suite 150, San Diego, California 92121; or
●	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card is the one that is counted.

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for Proposal No. 1, “For,” “Withhold” and broker non-votes; for Proposal No. 2, “For,” “Against” and abstentions; for Proposal No. 3, “For,” “Against,” abstentions and broker non-votes; and for Proposal No. 4, “For,” “Against” and abstentions.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other agent holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or other agent holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or other agent can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange, which generally apply to all brokers, banks or other nominees, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), amendments to equity plans, and executive compensation, including advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation. We believe that the ratification of the selection of the independent registered public accounting firm and the approval of an amendment to the Certificate of Incorporation to increase the number of authorized shares of our common stock from 50,000,000 to 100,000,000 will generally be considered to be “routine” matters for which brokers, banks or other nominees generally have discretionary voting power. The other proposals are considered non-routine matters.

Broker non-votes will be counted for the purpose of determining whether a quorum is present at the Annual Meeting.

How many votes are needed to approve each proposal?

●	Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote for directors. Therefore, for the election of directors, the nine (9) nominees receiving the most “For” votes (from the holders of the votes of the shares present in person or represented by proxy and entitled to vote for directors) will be elected. Only votes “For” or “Withheld” will affect the outcome. Broker non-votes will have no effect.
●	To be approved, Proposal No. 2, the ratification of the Audit Committee’s selection of Rose, Snyder & Jacobs LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024, requires the affirmative vote of a majority of the votes cast on the proposal, meaning that the proposal must receive more votes “For” the proposal than votes “Against” the proposal. Abstentions will have no effect. Brokers generally have discretionary authority to vote shares on this proposal. Therefore, we do not expect any broker non-votes on Proposal No. 2.
●	To be approved, Proposal No. 3, the advisory approval of the compensation of our named executive officers, requires the affirmative vote of a majority of the votes cast on the proposal, meaning that the proposal must receive more votes “For” the proposal than votes “Against” the proposal. Abstentions and broker non-votes will have no effect. Although the advisory vote on Proposal No. 3 is non-binding, the Board will review the results of the votes and will consider the results in making a determination concerning future executive compensation.
●	To be approved, Proposal No. 4, the approval of an amendment to the Certificate of Incorporation to increase the number of authorized shares of our common stock from 50,000,000 to 100,000,000, requires the affirmative vote of a majority of the votes cast on the proposal, meaning that the proposal must receive more votes “For” the proposal than votes “Against” the proposal. Abstentions will have no effect. Brokers generally have discretionary authority to vote shares on this proposal. Therefore, we do not expect any broker non-votes on Proposal No. 4.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding a majority of the voting power of the outstanding shares entitled to vote on a matter are present at the Annual Meeting in person or represented by proxy.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file with the Securities and Exchange Commission (the “SEC”) within four (4) business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four (4) business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four (4) business days after the final results are known to us, file an additional Form 8-K to publish the final results.

I also have received a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023. Is that a part of the proxy materials?

We filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, with the SEC on March 11, 2024. A copy of our Annual Report accompanies this proxy statement. This document constitutes our Annual Report to Stockholders, and is being made available to all stockholders entitled to receive notice of and to vote at the Annual Meeting. Except as otherwise stated, the Annual Report is not incorporated into this proxy statement and should not be considered proxy solicitation material.

When are stockholder proposals due for next year’s annual meeting?

Stockholders may submit proposals on matters appropriate for stockholder action at the 2025 Annual Meeting of Stockholders consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be timely and considered for inclusion in proxy materials for our 2025 Annual Meeting of Stockholders, a stockholder proposal must be submitted in writing no later than December [●], 2024 to our Corporate Secretary at 10865 Road to the Cure, Suite 150, San Diego, California 92121. However, if the date of the 2025 Annual Meeting of Stockholders is convened more than 30 days before, or delayed by more than 30 days after, May 14, 2025, to be considered for inclusion in proxy materials for our 2025 Annual Meeting of Stockholders, a stockholder proposal must be submitted in writing to our Corporate Secretary at 10865 Road to the Cure, Suite 150, San Diego, California 92121 a reasonable time before we begin to print and send our proxy materials for our 2025 Annual Meeting of Stockholders. If you would like to submit a matter for consideration at our 2025 Annual Meeting of Stockholders (including any stockholder proposal not submitted under Rule 14a-8 or any director nomination) that will not be included in the proxy statement for that annual meeting, it must be received by our Corporate Secretary a reasonable period of time prior to the 2025 Annual Meeting of Stockholders. Please review our Bylaws, which contain requirements regarding advance notice of stockholder proposals. You may view our Bylaws by visiting the SEC’s Internet website at www.sec.gov. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules stockholders who intend to solicit proxies in support of director nominees other than management’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April [●], 2025.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The following table sets forth each member of our Board:

Name	Positions
Linda Marbán, Ph.D.	President, Chief Executive Officer and Director
Frank Litvack, M.D.	Executive Chairman and Director
Earl M. (Duke) Collier Jr., J.D.	Director
David B. Musket	Director
George W. Dunbar Jr., M.B.A.	Director
Karimah Es Sabar	Director
Paul Auwaerter, M.D., M.B.A.	Director
Philip Gotwals, Ph.D.	Director
Michael Kelliher	Director

We believe that in order for our Board to effectively guide us through our continued growth as a development-stage biopharmaceutical company, it should be composed of individuals with sophistication and experience in the many disciplines that impact our business. In order to best serve our stockholders, we seek to have a Board, as a whole, that is competent in key corporate disciplines, including accounting and financial acumen, business judgement, governance, leadership, risk management, social responsibility and reputational issues, strategy and strategic planning. Additionally, we desire that the Board have specific knowledge related to our industry, such as expertise in healthcare, medical technology, and manufacturing. While we do not have a formal policy on diversity, when considering the selection of director nominees, the Nominating and Governance Committee considers individuals with diverse backgrounds, viewpoints, accomplishments, cultural backgrounds and professional expertise, among other factors. Further, our Board is committed to actively seeking highly qualified women and individuals from underrepresented minority groups to include in the pool from which new candidates are selected. Of our seven directors, two directors self-identify as female and one director self-identifies as a racial or ethnic minority.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

Our Board recommends that the nominees below be elected as member of the Board at the Annual Meeting:

Name	Age*	Positions Held	Director of Company Since
Linda Marbán, Ph.D.	60	President, Chief Executive Officer and Director	2013
Frank Litvack, M.D.	68	Executive Chairman and Director	2013
Earl M. (Duke) Collier, Jr., J.D.	76	Director	2013
David B. Musket	66	Director	2013
George W. Dunbar Jr., M.B.A.	77	Director	2013
Karimah Es Sabar	66	Director	2021
Paul Auwaerter, M.D., M.B.A.	62	Director	2023
Philip Gotwals, Ph.D.	61	Director	2023
Michael Kelliher	47	Director	2023

*Ages as of March 18, 2024.

The Nominating and Corporate Governance Committee recommended, and the Board approved, each of the nominees for election to the Board at the 2024 Annual Meeting of Stockholders. There are no family relationships between or among any of our executive officers, directors or nominees for director.

Directors are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote for directors. The nine (9) nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nine (9) nominees named below. Broker non-votes will have no effect on whether any nominee is elected.

If elected by our stockholders, each nominee will serve for a one-year term expiring at our 2025 Annual Meeting of Stockholders. Each director will hold office until his or her successor has been elected and qualified or until the director’s earlier resignation, removal or disqualification. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by the Board. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH NAMED NOMINEE.

We look to our directors to lead us through our continued growth as a development-stage public biopharmaceutical company. Our directors bring their leadership experience from a variety of life science and other companies and professional backgrounds which we require to continue to grow and bring value to our stockholders.

Director Nominees

The Nominating and Corporate Governance Committee seeks to assemble a Board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct our business. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee, and for the Board as a whole to approve the nomination of that person to the Board.

Linda Marbán, Ph.D. Dr. Marbán is currently serving as our Chief Executive Officer, and has served in that capacity and on the Board since November 2013. As co-founder of Capricor, Inc., our wholly-owned subsidiary, Dr. Marbán has been with Capricor, Inc. since 2005 and became its Chief Executive Officer in 2010. Dr. Marbán has been in the biotechnology field for more than 20 years and brings extensive experience across research, product development and business development to the Company. From 2003-2009, Dr. Marbán held various senior roles at Excigen, Inc., a gene therapy biotechnology company, where she was responsible for operations and business development and where she oversaw the development of a biologic pacemaker for the heart. Prior to Excigen, Dr. Marbán worked in academic science, first at the Cleveland Clinic Foundation working on the development of contractile dysfunction in heart failure due to myocarditis, followed by a postdoctoral fellowship at Johns Hopkins University. While at Johns Hopkins, she advanced to the rank of Research Assistant Professor in the Department of Pediatrics, specializing in the mechanism of the biophysical properties of cardiac muscle. Her tenure at Johns Hopkins ran from 2000 to 2003. Dr. Marbán earned a Ph.D. from Case Western Reserve University in cardiac physiology and her Bachelor of Science from the University of Maryland.

Dr. Linda Marbán was selected to serve as a member of the Board in part due to her wealth of knowledge in research and development, especially for the treatment of cardiovascular diseases, her experience in early-stage life sciences companies spanning over a decade, as well as her business development expertise.

Frank Litvack, M.D., FACC. Dr. Litvack joined the Capricor, Inc. board in 2012 and since November 2013 has been serving as the Company’s Executive Chairman. Dr. Litvack is a native of Canada. He completed medical school and residency at McGill University in Montreal and a Cardiovascular Fellowship at Cedars-Sinai Medical Center in Los Angeles, where he subsequently became co-director of the Cardiovascular Intervention Center and Professor of Medicine at UCLA. There he led a prominent clinical and research program known for its excellence in innovation, care, and leadership in Translational Medicine. Dr. Litvack was board-certified in Internal Medicine, Cardiovascular Diseases, and Interventional Cardiology. He has published more than one hundred research articles and chapters and is the recipient of several awards, including an American Heart Association Young Investigator Award, the Leon Goldman Medical Excellence Award for contributions to the field of biomedical optics, and the United States Space Technology and Space Foundation Hall of Fame for pioneering work with the excimer laser. Dr. Litvack left full-time practice and academics in 2000 to concentrate on entrepreneurial activities. Dr. Litvack has founded and operated several healthcare ventures, both as chairman and/or chief executive officer, including Progressive Angioplasty Systems Inc., a medical device company that was acquired by United States Surgical Corp. in 1998; Savacor, Inc., a medical device company that was acquired by St. Jude Medical in 2005; and Conor Medsystems, Inc., a publicly-traded medical device company that was acquired by Johnson & Johnson in 2007. He presently sits on the boards of several early-stage healthcare companies, including Credence MedSystems, a drug delivery company; V Wave Medical, a heart failure company; and as Director of Levation Pharma, a specialty pharmaceutical company in the area of facial aesthetics which he co-founded. Additionally, he was a Board Member of MedAvail Inc., a pharmacy technology company. Dr. Litvack was a former director of Nile Therapeutics, Inc. (predecessor entity to the Company) from 2009 to 2012. Dr. Litvack was formerly a Member of the Management Company of Pura Vida Investments, LLC, a healthcare hedge fund. Since 2023, he is the Managing Member of Wilhareka Partners LLC. He is serving as a Director on the board of Cardiovascular Research Foundation, a non-profit research and education entity and on the Advisory Board of the Tannenbaum Open Science Institute at McGill University.

Dr. Frank Litvack, our Executive Chairman, was selected to serve as a member of the Board in part due to his wealth of business-building experience and medical expertise that anchors our activities in sound scientific research and solid business planning and practices. Additionally, as an accomplished veteran of the healthcare industry who has orchestrated the founding, development, financing and sale of several medical technology companies, we believe that Dr. Litvack provides invaluable knowledge and leadership to the Company.

Earl M. (Duke) Collier Jr. Mr. Collier has been a member of the Capricor, Inc. board since 2011 and became a member of the Company’s Board in November 2013. He is a member of the Company’s Compensation Committee and Chairman of the Nominating and Corporate Governance Committee. From 2010-2014, he served as the Chief Executive Officer of 480 Biomedical, a medical device company developing products used in the treatment of peripheral artery disease, and the executive chairman of Arsenal Medical, Inc., a medical device company. Mr. Collier was formerly Executive Vice President at Genzyme Corporation, a biotechnology company acquired by Sanofi for $20.1 billion in 2011. Mr. Collier also served as President of Vitas Healthcare, a hospice provider, as a partner at the Washington, DC-based law firm of Hogan and Hartson, and as Deputy Administrator of the Health Care Finance Administration (now CMS) in the U.S. Department of Health & Human Services. He is Chair Emeritus of the Innovation Advisory Board of Mass General Brigham. Additionally, he is a member of the board of the Boston Athenaeum. Previously, Mr. Collier served as a director of publicly-traded Decode Genetics Inc. (DGI Resolution, Inc.), a biopharmaceutical company; GenSight, a gene therapy company in Paris that trades on the French Euronext exchange; and Tesaro, Inc., a publicly-traded biopharmaceutical company. Mr. Collier earned a Bachelor of Arts degree at Yale University and received a law degree from the University of Virginia Law School.

Mr. Collier was selected to serve as a member of the Board in part due to his significant experience with early stage private and public companies and depth of knowledge in building stockholder value, growing a company from inception and navigating significant corporate transactions and the public company process. Additionally, Mr. Collier has extensive experience in the pharmaceutical industry, allowing him to contribute significant operational experience.

David B. Musket. Mr. Musket has been a member of the Capricor, Inc. board since 2012 and a member of the Company’s Board since November 2013. He is Chairman of the Company’s Audit and Compensation Committees. Mr. Musket has vast experience in strategic finance and has been following developments in the pharmaceutical and medical device industries for over 30 years. Mr. Musket began his investment career as an equities research analyst at Goldman Sachs & Co. following the pharmaceutical industry. From 1991 through 2016 he served as President of Musket Research Associates, a registered broker/dealer focused exclusively on venture banking transactions for emerging healthcare companies. In 1996 he co-founded ProMed Management, a healthcare-focused investment management company that he continues to run today. He has served on the boards of several private and public companies throughout his career. From 1999 to 2007, Mr. Musket served on the board of directors of publicly-traded Conor MedSystems, Inc. a medical device company sold to Johnson & Johnson in 2007 for $1.4 billion. Mr. Musket holds a Bachelor of Arts degree in Biology and Psychology from Boston College.

Mr. Musket was selected to serve as a member of the Board in part due to his venture capital and investment banking backgrounds and expertise in financing and growing early-stage biopharmaceutical companies. Additionally, Mr. Musket has significant experience with early stage private and public companies and brings a depth of knowledge in building stockholder value, growing a company from inception and navigating significant corporate transactions and the public company process.

George W. Dunbar Jr. Mr. Dunbar has been a member of the Capricor, Inc. board since 2012 and a member of the Company’s Board since November 2013. He is a member of the Company’s Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. He is Managing Partner of The Dunbar Group, LLC, and provides advisory services to healthcare and life science investors and companies who recognize they need short-term or interim industry expertise as they grow in order to be capital efficient. Mr. Dunbar has extensive healthcare and life sciences operating experience and has served as a director or chief executive officer with private and public life science companies specializing in diagnostics, specialty pharma, cell therapy and biologics, two as chief executive officer, where he led initial public offerings. He served as chief executive officer of ISTO Technologies and ISTO Biologics, two private orthobiologics companies acquired by Thompson Street Capital Partners. Prior to ISTO, Mr. Dunbar served as a Venture Partner with Arboretum Ventures, a leading healthcare venture capital firm. Mr. Dunbar is currently a board member of Progenitor Life Sciences, a private next-generation immunotherapy development company, and Executive Chairman of Akadeum Life Sciences, a private next-generation sample prep/separations tools company with a focus on cell and gene therapy. Mr. Dunbar attended Auburn University where he graduated with a Bachelor of Science degree in Electrical Engineering and later received his M.B.A. He served on the Harbert College of Business M.B.A. Advisory Board and is an advisor with Life Science Tennessee and to Vanderbilt University’s Center for Technology Transfer and Commercialization.

Mr. Dunbar was selected to serve as a member of the Board in part due to his significant experience with early stage private and public companies and depth of knowledge in building stockholder value, growing a company from inception and navigating significant corporate transactions and the public company process. Additionally, Mr. Dunbar has extensive experience in the pharmaceutical industry, allowing him to contribute significant operational experience.

Karimah Es Sabar. Ms. Es Sabar joined the Company’s Board in July 2021 and is a member of the Audit Committee and Nominating and Corporate Governance Committees. Since 2016 she has been the CEO and General Partner at Quark Venture LP, a venture capital investment firm, leading their global health sciences enterprise. Prior to Quark Venture, Ms. Es Sabar was President and CEO at the Centre for Drug Research and Development (CDRD), Canada’s national drug development and commercialization center, responsible for developing and executing on the overall strategic direction. Ms. Es Sabar has held senior management positions with multinational pharmaceutical companies, most notably as Director International Division, and later Global Head Marketing and Business Development at Pasteur Merieux Connaught (Sanofi Pasteur) based in Toronto. She holds degrees in Neurochemistry from the Institute of Psychiatry, University of London, in Biochemistry and Chemistry from the University of Salford Manchester, and an Executive Certificate in Management and Leadership from the MIT Sloan School of Management. Ms. Es Sabar is also the Chair of the Health Biosciences Economic Strategy Table (Government of Canada) and she serves on the board of directors of several biosciences companies.

Ms. Es Sabar was selected to serve as a member of the Board in part due to her significant experience with early stage private and public companies and brings a depth of knowledge in building stockholder value, growing a company from inception and navigating significant corporate transactions and the public company process. Additionally, Ms. Es Sabar has expertise in the innovation ecosystem and has extensive experience in the pharmaceutical industry, allowing her to contribute significant operational experience.

Paul G. Auwaerter, M.D., M.B.A., FIDSA. Dr. Paul Auwaerter joined the Company’s Board in July 2023. Dr. Auwaerter was first identified as a candidate for director by Louis Manzo, a former Capricor board member. Since 2013, Dr. Auwaerter has been the Sherrilyn and Ken Fisher Professor of Medicine at the Johns Hopkins University School of Medicine, serving as the Clinical Director for the Division of Infectious Diseases and Director of the Sherrilyn and Ken Fisher Center for Environmental Infectious Diseases. Dr. Auwaerter has served since 2003 as the Executive Director and Chief Medical Officer of the Johns Hopkins Point of Care-Information Technology (POC-IT) Center, producing the Johns Hopkins ABX (Antibiotic), JH HIV, JH Osler, JH Psychiatry and JH Diabetes Guides. Dr. Auwaerter has also served as Editor-in-Chief of the ABX Guide since 2017. Dr. Auwaerter’s research and clinical interests include improving the diagnosis and care for patients with infectious diseases, specifically Lyme disease, respiratory infections, surgical infections, prosthetic joint infections, Epstein-Barr virus, and fever of unknown origin. He has served as Chair of the Infectious Diseases Society of America Foundation and has been on the Board of Directors of the American Lyme Disease Foundation since 2018. He is a Past President of the Infectious Diseases Society of America (IDSA), the largest professional society worldwide related to infectious diseases, serving from 2017 to 2018. Dr. Auwaerter has been a member of the Board of Directors of the Baltimore Area Council of the Boy Scouts of America and has been awarded the National Distinguished Eagle Scout award. Dr. Auwaerter holds undergraduate and medical degrees from Columbia University and subsequent training in medicine and infectious diseases at Johns Hopkins, where he has been employed since 1988; he also trained in the virology and immunology laboratory of Dr. Diane Griffin.

Dr. Paul Auwaerter was selected to serve as a member of the Board in part due to his extensive medical background, including expertise in infectious diseases.

Philip J. Gotwals, Ph.D. Dr. Philip Gotwals joined the Company’s Board in July 2023. Dr. Gotwals was first identified as a candidate for director by a third-party search firm. Dr. Gotwals has experience in drug development, research, corporate strategy and business development with a career spanning nearly 30 years in the biotechnology industry. Dr. Gotwals has been a Partner at RedSky Partners, LLC, which provides advisory services to the biotechnology industry in the areas of corporate strategy and business development since 2023. Previously, Dr. Gotwals served as the Global Head, Vice President of Business Development and Licensing at Novartis Institutes for Biomedical Research (NIBR) from 2019 to 2023, where he oversaw business development efforts for all disease areas and technology platforms. Prior to that, Dr. Gotwals was Global Head of Search and Evaluation of NIBR from 2017 to 2019.  Dr. Gotwals also served as Executive Director, Immuno-Oncology, at NIBR from 2009 to 2017. Under Dr. Gotwals’ leadership, NIBR business development and licensing executed over 50 major strategic transactions which included licensing deals, collaborations, acquisitions and new company creations. These transactions led to significant corporate evolution and growth. During his 13 years at NIBR, Dr. Gotwals was instrumental in building the company’s immuno-oncology strategic research area and spearheading the collaboration with the University of Pennsylvania to develop chimeric antigen receptor (CAR) T-cell therapies. Prior to NIBR, he was Vice President of Program Management at Altus Pharmaceuticals from 2006 to 2009, where he was responsible for all product development project management activities. Prior to Altus, he was Senior Director of Program and Alliance Management at Biogen, from 1994 to 2006, where he oversaw leadership of internal and allied early product development teams in the autoimmune, neurology and oncology therapeutic areas. Dr. Gotwals has a B.A. in Biology from Amherst College, holds a Ph.D. in Genetics from the University of California at Berkeley, completed postdoctoral research at the Massachusetts Institute of Technology, business training at Harvard Business School and has published extensively in the area of integrin biology.

Dr. Gotwals was selected to serve as a member of the Board in part due to his significant experience with early stage private and public companies and brings a depth of knowledge in building stockholder value, growing a company from inception and navigating significant corporate transactions and the public company process. Additionally, Dr. Gotwals has extensive experience in the pharmaceutical industry, allowing him to contribute significant operational experience.

Michael Kelliher. Michael Kelliher joined the Company’s Board in September 2023. Mr. Kelliher was first identified as a candidate for director by a third-party search firm.  Mr. Kelliher is an experienced business development and finance professional with expertise in corporate strategy, mergers and acquisitions, strategic partnerships and licensing, with a career spanning more than 20 years with leading biotechnology and global pharmaceutical companies. He most recently served as Group Vice President, M&A and Business Development, at Horizon Therapeutics (now Amgen), a global biotechnology company focused on researching, developing and commercializing medicines for rare, autoimmune and severe inflammatory diseases. During Mr. Kelliher’s 9-year tenure at Horizon, he led an aggressive growth and expansion agenda through acquisitions, development collaborations and other transactions. He was instrumental in transforming Horizon into a $28.0 billion innovation-driven biotech company. Prior to his time at Horizon, from 2009 to 2014, Mr. Kelliher held progressive financial roles at Elan Corporation (now Perrigo Company), a leading global pharmaceutical company where he oversaw strategic partnerships and collaborations and advised its Board of Directors and senior leadership on investments, business development, product commercialization and asset monetization. Mr. Kelliher began his career in banking, public accounting and corporate finance and holds a Bachelor of Commerce degree from the University College Cork (Ireland). He is also an Associated Chartered Accountant.

Mr. Kelliher was selected to serve as a member of the Board in part due to his significant experience with early stage private and public companies and brings a depth of knowledge in building stockholder value, growing a company from inception and navigating significant corporate transactions and the public company process. Additionally, Mr. Kelliher has extensive experience in the pharmaceutical industry, allowing him to contribute significant operational experience.

Independence of the Board of Directors

Pursuant to the independence rules of The Nasdaq Stock Market LLC (“Nasdaq”), a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board consults with our counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and us, our senior management and our independent auditors, the Board has affirmatively determined that the following eight directors are independent directors within the meaning of the applicable Nasdaq listing standards: Dr. Frank Litvack, Mr. Earl Collier, Mr. David Musket, Mr. George Dunbar, Ms. Es Sabar, Dr. Paul Auwaerter, Dr. Philip Gotwals and Mr. Michael Kelliher. The Board also determined that Mr. Louis Manzo, who served as a director during fiscal year 2023 prior to his resignation, effective July 11, 2023, was independent within the meaning of the applicable Nasdaq listing standards. In making this determination, the Board found that none of these directors had a material or other disqualifying relationship with us. In addition to transactions required to be disclosed under SEC rules, the Board considered certain other relationships in making its independence determinations, and determined in each case that such other relationships did not impair the director’s ability to exercise independent judgment on our behalf. Each of our standing Board committees entirely consist of, and throughout fiscal year 2023 consisted of, independent directors.

Dr. Linda Marbán, our President and Chief Executive Officer, is not an independent director by virtue of her employment with the Company.

Board Meetings and Committees

During the last fiscal year, the Board met ten (10) times and took action by unanimous written consent ten (10) times. All directors, except Dr. Philip Gotwals attended at least 75% of the aggregate number of meetings of the Board and of the committees on which they served that were held during the portion of the last fiscal year for which they were directors or committee members, respectively.

It is our policy to invite directors and nominees for director to attend the Annual Meeting of Stockholders either in person or by telephone. Dr. Linda Marbán attended the 2023 Annual Meeting of Stockholders.

As required under applicable Nasdaq listing standards, our independent directors periodically meet in executive session at which only they are present.

The Board has three primary committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each committee operates pursuant to a written charter, which are available in the Corporate Governance section of our website at www.capricor.com. The information contained on, or that can be accessed through, our website is not incorporated by reference and is not a part of this proxy statement.

The following table provides membership and meeting information for 2023 for each of these committees of the Board:

Nominating and
Name	Audit		Compensation		Corporate Governance
Linda Marbán, Ph.D.	—		—		—
Frank Litvack, M.D.	—		—		—
Earl M. (Duke) Collier Jr., J.D.	—		X		X	*
David B. Musket	X	*	X	*	—
George W. Dunbar Jr., M.B.A.	X		X		X
Karimah Es Sabar	X		—		X
Paul Auwaerter, M.D., M.B.A.	—		—		—
Philip Gotwals, Ph.D.	—		—		—
Michael Kelliher	—		—		—
Total meetings held in 2023	4		3		1
Total actions by unanimous written consent in 2023	1		3		—

*Committee Chairperson

Below is a description of each primary committee of the Board. Each of these committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each of these committees meets the applicable Nasdaq listing standards and regulations regarding “independence” and that the members of the Audit Committee and Compensation Committee meet the heightened independence standards applicable to those committees under the rules promulgated by the SEC and the Nasdaq listing standards. The Board has additionally determined that each committee member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to us.

Audit Committee

The current members of our Audit Committee are Mr. David Musket (Chair), Mr. George Dunbar and Ms. Karimah Es Sabar. Mr. Louis Manzo served as a member of our Audit Committee until his resignation from the Board and all Board committees, effective July 11, 2023. The Board has determined that Mr. Musket qualifies as an “audit committee financial expert,” as defined by the applicable rules of the SEC.

The Audit Committee of the Board is a separately-designated standing audit committee established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act.

The Audit Committee acts on behalf of the Board in fulfilling the Board’s oversight responsibilities with respect to our accounting and financial reporting processes and audits of financial statements, and also assists the Board in its oversight of the quality and integrity of our financial statements and reports and the qualifications, independence and performance of our independent registered public accounting firm. For this purpose, the Audit Committee performs several functions. A summary of the responsibilities of the Audit Committee include:

●	selecting, appointing, determining the compensation of, retaining and overseeing the work of our independent registered public accounting firm and any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us;
●	prior to engagement of any prospective registered public accounting firm, reviewing and discussing with the prospective independent registered public accounting firm a written disclosure by the prospective independent registered public accounting firm of all relationships between us, or persons in financial oversight roles, and such independent registered public accounting firm or their affiliates;
●	pre-approving engagements of the independent registered public accounting firm, prior to commencement of the engagement, and the scope of and plans for the audit;

●	monitoring the rotation of partners of the independent registered public accounting firm on our audit engagement team;
●	reviewing with management and the independent registered public accounting firm any fraud, whether or not material, that includes management or employees who have a significant role in our internal control over financial reporting and any significant changes in internal controls or other factors that could significantly affect internal controls, including any corrective actions in regards to significant deficiencies or material weaknesses;
●	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or other auditing matters and the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;
●	reviewing our compliance with applicable laws and regulations and reviewing and overseeing any policies, procedures or programs designed to monitor such compliance;
●	reviewing and discussing with management and the independent registered public accounting firm the annual audited financial statements (including the related notes) and any major issues regarding accounting principles and financial statement presentation and all other matters required to be discussed under generally accepted accounting standards, the results of the independent registered public accounting firm’s review of our quarterly financial information prior to public disclosure and our disclosures in our periodic reports filed with the SEC; and
●	performing, at least annually, an evaluation of the performance of the Audit Committee and its members, including a review of the Audit Committee’s compliance with its charter.

The Audit Committee reviews, discusses and assesses its own performance at least annually, including a review of its compliance with its charter. The Audit Committee also, at least annually, reviews and assesses its charter and recommends any proposed changes to the charter to the Board for its consideration.

Compensation Committee

The current members of our Compensation Committee are Mr. David Musket (Chair), Mr. Earl Collier and Mr. George Dunbar.

The Compensation Committee acts on behalf of the Board to discharge the Board’s responsibilities relating to the compensation of our executives, including by designing, recommending to the Board for approval and evaluating our compensation plans, policies and programs. The Compensation Committee is also responsible for reviewing, discussing with management and approving our disclosures relating to executive compensation for use in our reports filed with the SEC. A summary of the responsibilities of the Compensation Committee include:

●	reviewing, at least annually, our compensation philosophy;
●	determining and approving (or, if the Compensation Committee deems appropriate, recommending to the Board for determination and approval) corporate goals and objectives relating to the compensation of the Chief Executive Officer, evaluating the performance of the Chief Executive Officer in light of those goals, and determining or recommending the compensation of our Chief Executive Officer, including seeking to achieve an appropriate level of risk and reward in determining the long -term incentive component of the Chief Executive Officer’s compensation;
●	determining and approving (or, if the Compensation Committee deems appropriate, recommending to the Board for determination and approval) the compensation for all other executive officers and senior management, taking into consideration such person’s success in achieving his or her individual goals and objectives and the corporate performance goals and objectives deemed relevant to such executive officers and senior management;
●	reviewing and approving (or, if it deems appropriate, making recommendations to the Board regarding) the terms of employment agreements, severance agreements, change-of-control protections and other compensatory arrangements for our executive officers and senior management;
●	reviewing and approving the type and amount of compensation to be paid or awarded to non-employee directors;
●	reviewing and approving the adoption, amendment and termination of our stock option plans, stock appreciation rights plans, pension and welfare benefit plans, incentive plans, stock bonus plans, stock purchase plans, bonus plans, deferred compensation plans and similar programs, as applicable, and administering all such plans, setting performance targets, selecting participants, approving grants and awards and exercising such other power and authority as may be permitted or required under such plans;

●	establishing and reviewing policies concerning perquisite benefits;
●	reviewing our incentive compensation arrangements to determine whether such arrangements encourage excessive risk-taking, and reviewing and discussing the relationship between our risk management policies and practices and compensation, and evaluating compensation policies and practices that could mitigate any such risk, at least annually;
●	reviewing and recommending to the Board for approval the frequency with which we conduct a vote on executive compensation, taking into account the results of the most recent stockholder advisory vote on the frequency of the vote on executive compensation, and reviewing and approving the proposals and frequency of the vote on executive compensation to be included in our annual meeting proxy statements, when necessary;
●	periodically reviewing the need for a Company policy regarding compensation paid to the Company’s executive officers in excess of limits deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended, when applicable;
●	determining the Company’s policy with respect to change of control or parachute payments;
●	managing and reviewing executive officer indemnification and insurance matters; and
●	evaluating the Committee’s own performance and reviewing and assessing the Compensation Committee Charter.

The Compensation Committee holds regular or special meetings as its members deem necessary or appropriate. The Compensation Committee, through the chairperson of the Compensation Committee, reports all material activities of the Compensation Committee to the Board from time to time, or whenever so requested by the Board. The charter of the Compensation Committee grants the Compensation Committee authority to select, retain and obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain and terminate any compensation consultants to assist in its evaluation of director, chief executive officer or senior executive compensation, including sole authority to approve the consultant’s reasonable fees and other retention terms. The Compensation Committee is directly responsible for the appointment, compensation and oversight of the work of any internal or external legal, accounting or other advisors and consultants retained by the Compensation Committee. The Compensation Committee may select an internal or external legal, accounting or other advisor or consultant only after considering the independence of such internal or external legal, accounting or other advisor or consultant using factors established by law and the rules and regulations of the SEC and Nasdaq.

Under its charter, the Compensation Committee may form, and delegate authority to, one or more subcommittees as appropriate.

Nominating and Corporate Governance Committee

The  current members of our Nominating and Corporate Governance Committee are Mr. Earl Collier (Chair), Mr. George Dunbar, and Ms. Karimah Es Sabar.

The Nominating and Corporate Governance Committee acts on behalf of the Board to fulfill the Board’s responsibilities in overseeing all aspects of our nominating and corporate governance functions. A summary of the responsibilities of the Nominating and Corporate Governance Committee include:

●	determining the minimum qualifications, qualities, skills and other expertise required for service on the Board;
●	identifying, reviewing and evaluating candidates to serve on the Board, including prior to each annual meeting of stockholders at which directors are to be elected, recommending to the Board for nomination such candidates as the Nominating and Corporate Governance Committee has found to be well qualified and willing and available to serve, and after a vacancy arises on the Board or a director advises the Board of his or her intention to resign, recommending to a prospective member for appointment to the Board;
●	developing and recommending to the Board for approval standards for determining whether a director has a relationship with the Company that would impair his or her independence;

●	evaluating the performance of the members of the committees of the Board, reviewing the composition of such committees and recommending to the Board annually the chairmanship and membership of each committee;
●	considering and recommending the removal of a director for cause, in accordance with the applicable provisions of the Company’s Certificate of Incorporation and Bylaws;
●	overseeing the Board in its annual review of its performance and making appropriate recommendations to improve performance;
●	developing and recommending to the Board such policies and procedures with respect to the nomination of directors or other corporate governance matters as may be required to be disclosed pursuant to any rules promulgated by the SEC or otherwise considered to be desirable and appropriate;
●	developing and reviewing corporate governance principles to be applicable to the Company and periodically reviewing Company policy statements to determine their adherence to the Company’s Code of Business Conduct and Ethics;
●	overseeing and reviewing the processes and procedures used by the Company to provide information to the Board and its committees;
●	developing and recommending to the Board plans for succession to the offices of the Company’s Chief Executive Officer and other executive officers and making recommendations to the Board with respect to the selection of appropriate individuals to succeed to these positions; and
●	reviewing and reassessing its Charter at least annually and submitting any recommended changes to the Board for its consideration.

It is the responsibility of the Nominating and Corporate Governance Committee to periodically, and at least annually, review, discuss and assess the performance of the Board and committees of the Board. In fulfilling this responsibility, the Nominating and Corporate Governance Committee seeks input from senior management, the full Board and others. In assessing the Board, the Nominating and Corporate Governance Committee evaluates the overall composition of the Board, the Board’s contribution as a whole and its effectiveness in serving our best interests and the best interests of our stockholders.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including having the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders.

In conducting this assessment, the Nominating and Corporate Governance Committee considers such factors as it deems appropriate given the current needs of the Board and us, to maintain a balance of knowledge, experience and capability, as well as diversity. The Nominating and Corporate Governance Committee views diversity broadly to include diversity of experience, skills and viewpoint, as well as traditional diversity concepts such as race or gender, and sexual orientation. In the case of new director candidates, if applicable, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

At least annually, the Nominating and Corporate Governance Committee will review, discuss and assess its own performance and composition and review and assess the adequacy of its charter, including its roles and responsibilities as outlined in its charter, and recommend any proposed changes to the Board for its consideration and approval.

It is the policy of the Nominating and Corporate Governance Committee to consider director candidates recommended by our stockholders in accordance with the procedures described under “When are stockholder proposals due for next year’s annual meeting?” above. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder.

Board Diversity

In accordance with Nasdaq’s board diversity listing standards, the below disclosure includes aggregated statistical information about the members of our Board as voluntarily identified to us by each of our directors.

Board Diversity Matrix (as of March 18, 2024)
Total Number of Directors:	9
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	7	—	—
Part II: Demographic Background
African American or Black	1	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	7	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—

Board Leadership Structure

The Board may choose to combine or separate the positions of Executive Chairman of the Board and Chief Executive Officer. While our Bylaws do not require the position of Executive Chairman of the Board and Chief Executive Officer to be separate, our Board believes that separation of these positions reinforces the independence of our Board from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of our Board as a whole. As such, Dr. Linda Marbán serves as our Chief Executive Officer and President, while Dr. Frank Litvack serves as our Executive Chairman of the Board. Our Board has concluded that our current leadership structure is appropriate at this time. However, our Board continues to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

The duties of our Executive Chairman of the Board include the following:

●	Approve board of directors meeting agenda;
●	Work with committee chairs on committee matters, considering strategic issues facing the Company, and with input from other directors and the Chief Executive Officer;
●	Preside over board of directors’ meetings;
●	Attend committee meetings as appropriate;
●	Coordinate effective communication between respective committee chairs and management;
●	Oversee orientation for new directors;
●	Oversee that the board of directors receives accurate, timely, and clear information on:
o	The Company’s performance;
o	The issues, challenges, and opportunities facing the Company; and
o	Matters reserved to it for decision;
●	Facilitate effective communication and constructive relationships between the board of directors and management; and
●	Meet with stockholders when engagement is requested.

Hedging and Pledging Policies

As part of our Insider Trading Policy, our officers, directors, employees and consultants are prohibited from engaging in short sales of our securities and our officers, directors and employees are prohibited from engaging in hedging transactions involving our securities. Our Insider Trading Policy further prohibits officers, directors and employees from pledging securities as collateral for a loan unless pre-cleared by the compliance officer for the Insider Trading Policy.

Role of the Board in Risk Oversight

We face a variety of risks, including liquidity and operational risks. The Board and each of its committees are involved in overseeing risk associated with our business operations. The Audit Committee reviews and discusses with management and the independent registered public accounting firm our guidelines and policies with respect to risk assessment and risk management, including our major financial risk exposures and the steps taken by management to monitor and control such exposures. The Audit Committee determines and approves, prior to commencement of the audit engagement, the scope and plan for the internal audit and confers with management and the independent registered public accounting firm regarding the scope, adequacy and effectiveness of internal controls over financial reporting, including any special audit steps taken in the event of a material control deficiency. The Audit Committee also reviews with management and the independent registered public accounting firm any fraud, whether or not material, that includes management or other employees who have a significant role in our internal controls over financial reporting and any significant changes in internal controls or other factors that could significantly affect internal controls, including any corrective actions in regard to significant deficiencies or material weaknesses. Furthermore, the Audit Committee establishes procedures for the receipt, retention and treatment of complaints that we receive regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

It is the role of the Nominating and Corporate Governance Committee to review, discuss and assess, along with input from senior management, the performance of the Board and the committees of the Board at least annually. The Nominating and Corporate Governance Committee is responsible for developing and making recommendations to the Board for approval, and periodically reviewing with our Chief Executive Officer, the plans for succession to the offices of our Chief Executive Officer and other executive officers and the selection of appropriate individuals to succeed to executive positions.

It is the role of the Compensation Committee to review, at least annually, our compensation philosophy and to review and approve (or, if it deems appropriate, recommend to the Board for determination and approval) the compensation of our executive officers, senior management and non-employee directors, taking into consideration the individual’s success in achieving his or her individual performance goals and objectives and the corporate performance goals and objectives deemed relevant to him or her, as established by the Compensation Committee, in addition to other factors. The Compensation Committee reviews and recommends to the Board for approval the frequency with which we conduct say-on-pay votes, taking into account the results of the most recent stockholder advisory vote on the frequency of such say-on-pay votes, and reviews and approves the proposals regarding the say-on-pay vote and the frequency of the say-on-pay vote to be included in each of our annual meeting proxy statements, as applicable. It is also the role of the Compensation Committee to review, at least annually, our incentive compensation arrangements to determine whether they encourage excessive risk-taking, review and discuss the relationship between our risk management policies and practices and compensation, and evaluate compensation policies and practices that could mitigate such risk.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all directors, officers, employees, consultants, contractors and agents, wherever they are located and whether they work for us on a full- or part-time basis. The Code of Ethics was designed to help such directors, employees and other agents to resolve ethical issues encountered in the business environment. The Code of Ethics covers topics such as conflicts of interest, compliance with laws, confidentiality of Company information, encouraging the reporting of any violations of the Code of Ethics, fair dealing and protection and use of Company assets.

A copy of the Code of Ethics, as adopted by the Board, and revised in April 2021, is available at the Corporate Governance page of our website at www.capricor.com. We may post amendments to or waivers of the provisions of the Code of Ethics, if any, made with respect to any directors and employees on that website. Please note that information contained on, or that can be accessed through, our website is not incorporated by reference and is not a part of this proxy statement.

Stockholder Communications with the Board of Directors

Historically, we have not adopted a formal process related to stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of our stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to our stockholders in a timely manner. In order to communicate with the Board as a whole, with non-management directors or with specified individual directors, correspondence may be directed to our Corporate Secretary at 10865 Road to the Cure, Suite 150, San Diego, California 92121. Each communication will be reviewed by our Corporate Secretary to determine whether it is appropriate for presentation to the Board or such director. Communications determined by our Corporate Secretary to be appropriate for presentation to the Board or such director will be submitted to the Board or the director on a periodic basis.

INFORMATION REGARDING EXECUTIVE OFFICERS

Below is a list of the names, ages, positions, and a description of the business experience of each of our executive officers as of March 18, 2024:

Name	Age	Positions
Linda Marbán, Ph.D.	60	President, Chief Executive Officer and Director
Anthony Bergmann, M.B.A.	38	Chief Financial Officer
Karen G. Krasney, J.D.	71	Executive Vice President and General Counsel

A description of the business experience of Linda Marbán is provided above under the heading “Proposal No. 1: Election of Directors.”

Anthony Bergmann, M.B.A. Mr. Bergmann has served as our Chief Financial Officer since 2018 and has been involved in the biotechnology industry for over a decade. He also serves as the Company’s corporate treasurer. Mr. Bergmann joined Capricor, Inc. in 2011 and held various roles of increasing responsibility throughout his tenure. Prior to joining Capricor, Inc., Mr. Bergmann had experience in accounting, finance and operations management of companies ranging in size from start-ups to mid-size companies. Prior to Capricor, Inc., he was with the business management firm, Gettleson, Witzer, and O’Connor, in Beverly Hills, California, where he focused on accounting and finance for several production studios generating motion picture releases and worldwide revenue that exceeded $1.0 billion. The firm’s clients included international foundations, actors, writers, producers and directors across the entertainment industry. While at the firm, he focused on asset management, budgeting and tax forecasting. Earlier in his career, Mr. Bergmann served in financial positions in various industries. During his time at Capricor, Mr. Bergmann coordinated the Company’s reverse merger and subsequent uplisting to the Nasdaq Capital Market and has completed equity financings yielding over $100 million, to date. Mr. Bergmann oversees the Company’s finance, accounting and human resource functions. Mr. Bergmann graduated from Providence College with a Bachelor of Science degree in Management and a minor in Finance. He has an M.B.A. from the University of Southern California’s Marshall School of Business. He is actively involved in various venture capital and entrepreneurial associations throughout the Southern California area.

Karen G. Krasney, J.D. Ms. Krasney has served as our Executive Vice President, Secretary and General Counsel since 2012. Ms. Krasney’s career spans over 40 years serving as general counsel for numerous corporations and private companies engaged in a wide variety of industries. Her extensive background and vast experience has been focused on domestic and international corporate and business law, as well as litigation. Ms. Krasney has been involved in the medical technology arena since the mid 1990s, representing several medical technology companies developing products for the treatment of cardiovascular disease. Commencing in 2002, Ms. Krasney served as legal counsel for Biosensors International Group Ltd., a multinational medical device company that developed, manufactured and sold medical devices for cardiology applications. In 2006, she accepted the position of General Counsel and Executive Vice President of Biosensors and served in that capacity until 2010. During her tenure at Biosensors Ms. Krasney, among other things, headed the legal team that facilitated the company’s successful initial public offering in Singapore and was responsible for negotiating and documenting all agreements for the company worldwide, including licensing agreements with major medical device companies and agreements required for the company’s international clinical trials. During her tenure at Capricor, Ms. Krasney has been responsible for overseeing all legal matters involving the Company including, business transactions, corporate governance, and intellectual property and has played an integral role in all transactional matters involving the Company. Ms. Krasney also serves as a director on the board of Cardiovascular Research Foundation, a non-profit research and education entity, and as a director for a private non-profit charitable foundation. Ms. Krasney received her Bachelor of Arts degree from the University of California, Los Angeles and her Juris Doctorate from the University of Southern California.

EXECUTIVE COMPENSATION

2023 Executive Compensation

The following summary compensation table reflects cash and non-cash compensation for the 2023 and 2022 fiscal years awarded to or earned by (i) our principal executive officer for the fiscal year ended December 31, 2023; and (ii) the two most highly-compensated individuals, other than our principal executive officer, that served as an executive officer at the end of the fiscal year ended December 31, 2023 and who received in excess of $100,000 in total compensation during such fiscal year. We refer to these individuals as our “named executive officers” or “NEOs.”

Summary Compensation Table

					Option	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)		Awards($)(1)	Compensation ($)(2)	Total ($)
Linda Marbán, Ph.D.	2023	$220,500	$50,115	(3)	$466,695	$10,005	$747,315
Chief Executive Officer	2022	$210,000	$63,000		$1,051,123	$9,300	$1,333,423

Karen Krasney, J.D.	2023	$362,250	$52,400	(4)	$314,047	$12,072	$740,769
Executive Vice President & General Counsel	2022	$345,000	$78,500	(5)	$233,911	$11,032	$668,443

Anthony Bergmann, M.B.A.	2023	$362,250	$63,350	(6)	$293,845	$11,400	$730,845
Chief Financial Officer	2022	$345,000	$103,500		$464,538	$10,650	$923,688
(1)	Amounts reflect the grant date fair value of awards granted under the 2021 Equity Incentive Plan, computed pursuant to Financial Accounting Standards Board’s Accounting Standards Codification 718 “Compensation – Stock Compensation.” Assumptions used in the calculation of these amounts are included in Note 4 – “Stock Awards, Warrants and Options,” of the Notes to Consolidated Financial Statements included in the Annual Report on Form 10-K as filed with the Securities and Exchange Commission on March 11, 2024. See the “Outstanding Equity Awards at Fiscal Year-End” table for information regarding all option awards outstanding as of December 31, 2023.
(2)	Represents premiums contributed by the Company for the employee’s health reimbursement account and matching contributions contributed by the Company to each NEO’s account in the Company’s 401(k) Plan.
(3)	Dr. Marbán elected to forego a portion of her cash bonus in exchange for a stock option award. She elected to convert $26,985 of her cash bonus into stock options in lieu of receiving the cash. Pursuant to this election, she received an option award for 9,633 shares of common stock that were deemed fully vested upon the grant date of January 2, 2024.
(4)	Ms. Krasney elected to forego a portion of her cash bonus in exchange for a stock option award. She elected to convert $20,000 of her cash bonus into stock options in lieu of receiving the cash. Pursuant to this election, she received an option award for 7,140 shares of common stock that were deemed fully vested upon the grant date of January 2, 2024.
(5)	Ms. Krasney elected to forego a portion of her cash bonus in exchange for a stock option award. She elected to convert $25,000 of her cash bonus into stock options in lieu of receiving the cash. Pursuant to this election, she received an option award for 11,878 shares of common stock that were deemed fully vested upon the grant date of January 3, 2023.
(6)	Mr. Bergmann elected to forego a portion of his cash bonus in exchange for a stock option award. He elected to convert $27,150 of his cash bonus into stock options in lieu of receiving the cash. Pursuant to this election, he received an option award for 9,692 shares of common stock that were deemed fully vested upon the grant date of January 2, 2024.

Employment Agreements and Potential Payments Upon Termination or Change in Control

Linda Marbán, Ph.D. — President and Chief Executive Officer

Dr. Linda Marbán’s employment as our Chief Executive Officer is subject to the terms of that certain restated and amended employment agreement dated June 5, 2019, by and between Capricor, Inc. and Dr. Marbán. In accordance with the agreement, Dr. Marbán was initially entitled to an annual salary of $150,000. Effective January 1, 2022, Dr. Marbán’s annual base salary was increased to $210,000. Dr. Marbán received a $63,000 bonus for 2022 services which was paid on March 3, 2023. Effective January 1, 2023, Dr. Marbán’s annual base salary was increased to $220,500. Dr. Marbán also received a $77,100 bonus for 2023 services, of which $26,985 was converted into a fully vested option award on January 2, 2024 and $50,115 was paid on March 4, 2024. Effective January 1, 2024, Dr. Marbán’s annual base salary was increased to $229,300. Dr. Marbán’s employment is at will and she has also signed an employee invention assignment, non-disclosure, non-solicitation and non-competition agreement. In the event the employment agreement is terminated during the term other than for cause, death or disability, or if Dr. Marbán resigns for good reason, she would be entitled to receive a severance payment equal to six months’ salary then in effect (ignoring any decrease that forms the basis of Dr. Marbán’s resignation for good reason, if applicable).

Karen Krasney, J.D. — Executive Vice President, General Counsel

Karen Krasney’s employment as our Executive Vice President and General Counsel is subject to the terms of that certain employment agreement dated May 14, 2019. Under the agreement, Ms. Krasney was initially entitled to an annual salary of $300,000. Effective January 1, 2022, Ms. Krasney’s annual base salary was increased to $345,000. Ms. Krasney received a $103,500 bonus for 2022 services, of which $25,000 was converted into a fully vested option award on January 3, 2023 and $78,500 was paid on March 3, 2023. Effective January 1, 2023, Ms. Krasney’s annual base salary was increased to $362,250. Ms. Krasney also received a $72,400 bonus for 2023 services, of which $20,000 was converted into a fully vested option award on January 2, 2024 and $52,400 was paid on March 4, 2024. Effective January 1, 2024, Ms. Krasney’s annual base salary was increased to $376,700. In addition, Ms. Krasney has signed an at-will employment, confidential information, invention assignment and arbitration agreement. In the event the employment agreement is terminated during the term other than for cause, death or disability, or if Ms. Krasney resigns for good reason, she would be entitled to receive a severance payment equal to six months’ salary then in effect (ignoring any decrease that forms the basis of Ms. Krasney’s resignation for good reason, if applicable).

Anthony Bergmann, M.B.A. — Chief Financial Officer

Anthony Bergmann’s employment as our Chief Financial Officer is subject to the terms of that certain employment agreement dated May 14, 2019. Under the agreement, Mr. Bergmann was initially entitled to an annual salary of $200,000. Effective January 1, 2022, Mr. Bergmann’s annual base salary was increased to $345,000. Mr. Bergmann also received a $103,500 bonus for 2022 services which was paid on March 3, 2023. Effective January 1, 2023, Mr. Bergmann’s annual base salary was increased to $362,250. Mr. Bergmann also received a $90,500 bonus for 2023 services, of which $27,150 was converted into a fully vested option award on January 2, 2024 and $63,350 was paid on March 4, 2024. Effective January 1, 2024, Mr. Bergmann’s annual base salary was increased to $376,700. In addition, Mr. Bergmann has signed an at-will employment, confidential information, invention assignment and arbitration agreement. In the event the employment agreement is terminated during the term other than for cause, death or disability, or if Mr. Bergmann resigns for good reason, he would be entitled to receive a severance payment equal to six months’ salary then in effect (ignoring any decrease that forms the basis of Mr. Bergmann’s resignation for good reason, if applicable).

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning unexercised stock options held by the named executive officers at December 31, 2023:

			Equity Incentive
			Plan Awards:
	Number of	Number of	Number of
	Securities	Securities	Securities
	Underlying	Underlying	Underlying
	Unexercised	Unexercised	Unexercised	Option
	Options	Options	Unearned	Exercise	Option
Name	Exercisable	Unexercisable	Options	Price ($)	Expiration Date
Linda Marbán, Ph.D.	25,000	—	—	1.39	03/03/2025	(1)(12)
	19,999	—	—	1.39	01/03/2027	(2)(12)
	9,998	—	—	1.39	01/02/2028	(3)(12)
	25,000	—	—	1.39	08/08/2029	(4)(12)
	353,096	15,353	—	1.39	02/12/2030	(5)(13)
	334,463	124,230	—	3.74	01/04/2031	(6)(13)
	181,043	196,787	—	3.18	01/03/2032	(7)(14)
	30,937	104,063	—	3.85	01/03/2033	(8)(14)

Karen Krasney, J.D.	3,000	—	—	1.39	03/03/2025	(1)(12)
	5,000	—	—	1.39	06/02/2026	(9)(12)
	2,500	—	—	1.39	01/03/2027	(2)(12)
	3,500	—	—	1.39	01/02/2028	(10)(12)
	14,000	—	—	1.39	08/08/2029	(11)(12)
	100,536	4,372	—	1.39	02/12/2030	(5)(13)
	69,776	25,917	—	3.74	01/04/2031	(6)(13)
	40,288	43,792	—	3.18	01/03/2032	(7)(14)
	30,211	61,667	—	3.85	01/03/2033	(8)(14)

Anthony Bergmann, M.B.A.	2,500	—	—	1.39	03/03/2025	(1)(12)
	3,000	—	—	1.39	06/02/2026	(9)(12)
	3,500	—	—	1.39	01/03/2027	(2)(12)
	5,000	—	—	1.39	01/02/2028	(10)(12)
	14,000	—	—	1.39	08/08/2029	(11)(12)
	115,002	5,001	—	1.39	02/12/2030	(5)(13)
	69,776	25,917	—	3.74	01/04/2031	(6)(13)
	80,011	86,969	—	3.18	01/03/2032	(7)(14)
	19,479	65,521	—	3.85	01/03/2033	(8)(14)
(1)	Vesting schedule is as follows: The shares of common stock subject to this option vest 1/48th per month commencing April 1, 2015. This option became fully vested on March 1, 2019.
(2)	Vesting schedule is as follows: The shares of common stock subject to this option vest 1/48th per month commencing February 1, 2017. This option became fully vested on January 1, 2021.
(3)	Vesting schedule is as follows: 3,351 of the shares of common stock subject to this option vest 1/12th per month commencing February 1, 2018, with the last 1/12th vesting on December 31, 2018. 6,647 of the shares of common stock subject to this option vest 1/48th per month commencing on February 1, 2018. This option became fully vested on January 1, 2022.
(4)	Vesting schedule is as follows: 20% of the shares of common stock subject to this option vested immediately, with the remainder vesting monthly over 48 months commencing September 1, 2019.
(5)	Vesting schedule is as follows: The shares of common stock subject to this option vest 1/48th per month commencing March 1, 2020.
(6)	Vesting schedule is as follows: The shares of common stock subject to this option vest 1/48th per month commencing February 1, 2021.
(7)	Vesting schedule is as follows: The shares of common stock subject to this option vest 1/48th per month commencing February 1, 2022.

(8)	Vesting schedule is as follows: The shares of common stock subject to this option vest 1/48th per month commencing February 1, 2023.
(9)	Vesting schedule is as follows: The shares of common stock subject to this option vest 1/48th per month commencing July 1, 2016. This option became fully vested on June 1, 2020.
(10)	Vesting schedule is as follows: The shares of common stock subject to this option vest 1/48th per month commencing February 1, 2018. This option became fully vested on January 1, 2022.
(11)	Vesting schedule is as follows: 4,666 shares of common stock subject to this option vested immediately, with the remainder vesting monthly over 48 months commencing September 1, 2019.
(12)	The options issued under the 2012 Restated Equity Incentive Plan are subject to early exercise. If the option holder elects to take advantage of the early exercise feature and purchase shares prior to the vesting of such shares, the shares will be deemed restricted stock and will be subject to a repurchase option in favor of the Company if the option holder’s service to the Company terminates prior to vesting.
(13)	The options issued under the 2020 Equity Incentive Plan are subject to early exercise. If the option holder elects to take advantage of the early exercise feature and purchase shares prior to the vesting of such shares, the shares will be deemed restricted stock and will be subject to a repurchase option in favor of the Company if the option holder’s service to the Company terminates prior to vesting.
(14)	The options issued under the 2021 Equity Incentive Plan are subject to early exercise. If the option holder elects to take advantage of the early exercise feature and purchase shares prior to the vesting of such shares, the shares will be deemed restricted stock and will be subject to a repurchase option in favor of the Company if the option holder’s service to the Company terminates prior to vesting.

Pay Versus-Performance Table and Discussion

The following table sets forth additional compensation information of our Principal Executive Officer (“PEO”) and our non-PEO named executive officers, along with total stockholder return, and net loss results for our fiscal years ending in 2023 and 2022:

					Value of Initial Fixed $100 Investment
					Based On:
	Summary	Compensation	Average Summary	Average Compensation	Total
	Compensation Table	Actually	Compensation Table Total	Actually Paid to	Stockholder	Net
Year	Total for PEO (1)	Paid to PEO (2)	for Non-PEO NEO (1)	Non-PEO NEO (2)	Return (3)	Income/(Loss) (4)
2023	$747,315	$1,123,804	$735,807	$754,663	$167	$(22,287,542)
2022	1,333,423	2,190,786	796,066	820,990	132	(29,019,532)
(1)	Linda Marbán served as our CEO for the entirety of 2023 and 2022. The other NEOs for 2023 and 2022 were Anthony Bergmann and Karen Krasney.
(2)	The SEC’s rules require certain adjustment be made to the “Summary Compensation Table” totals to determine “compensation actually paid” as reported in the “Pay Versus Performance Table” above. For purposes of the equity award adjustments shown below, no equity awards were cancelled due to a failure to meet vesting conditions and no dividends or other earnings paid on stock or option awards in the covered fiscal year prior to the vesting date were not otherwise included in the total compensation for the covered fiscal year. In calculating the “compensation actually paid” amounts reflected in these columns, the fair value or change in fair value, as applicable, of the equity award adjustments included in such calculations was computed in accordance with FASB ASC Topic 718. The valuation assumptions used to calculate such fair values did not materially differ from those disclosed at the time of grant. The following tables detail the applicable adjustments that were made to the determine “compensation actually paid” (all amounts are averages for the NEOs other than the PEO).
(3)	Cumulative total shareholder return (“TSR”) assumes an initial investment of $100 on December 31, 2021.
(4)	Net loss attributable to the Company is reflected as reported in the Company’s consolidated financial statements included in our 2023 Annual Report on Form 10-K.

Compensation Actually Paid to PEO:

Year	Summary Compensation Table Total for PEO	Deduct Option Awards (A)	Equity Award Adjustment (B)	Compensation Actually Paid to PEO
2023	$747,315	$466,695	$843,184	$1,123,804
2022	1,333,423	1,051,123	1,908,486	2,190,786
(A)	Represents the amounts reported in the Option Awards column in the Summary Compensation Table for the applicable year.
(B)	Represents the stock award adjustments (deductions and additions) for PEO stock awards for each applicable year calculated as follows:

PEO Equity Award Adjustment:

Year	Year-End Fair Value of Outstanding and Unvested Equity Awards Granted during the Year	Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Total Equity Award Adjustments
2023	$409,592	$328,818	$111,307	$(6,533)	$843,184
2022	930,816	301,185	328,436	348,049	1,908,486

Average Compensation Actually Paid to Non-PEO NEO (all amounts are averages):

Year	Summary Compensation Table Total for Non-PEO NEO	Deduct Option Awards (A)	Equity Award Adjustment (B)	Compensation Actually Paid to Non-PEO NEO
2023	$735,807	$303,946	$322,802	$754,663
2022	796,066	349,225	374,149	820,990
(A)	Represents the amounts reported in the Option Awards column in the Summary Compensation Table for the applicable year.
(B)	Represents the stock award adjustments (deductions and additions) for Non-PEO NEO stock awards for each applicable year calculated as follows:

Average Non-PEO NEO Equity Award Adjustment:

Year	Year-End Fair Value of Outstanding and Unvested Equity Awards Granted during the Year	Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Total Equity Award Adjustments
2023	$250,306	$(11,570)	$86,764	$(2,698)	$322,802
2022	309,254	(106,570)	109,127	62,338	374,149

Pay Versus Performance Comparative Disclosure

The Company uses several measures to reward achievement of our specific annual and long-term strategic goals, however, all of those performance measures are not presented in the Pay Versus Performance Table set forth above. The Company does not specifically align the Company’s performance measures with compensation that is actually paid (as calculated in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay Versus Performance Table.

Compensation Actually Paid and Net Loss

The SEC’s rules require that net loss be presented as a performance measure in the Pay Versus Performance Table above. The graph below shows the relationship between compensation actually paid to our PEO and the average of the compensation actually paid to our other NEOs and net loss attributable to the Company over the two fiscal years ending December 31, 2023, as reported in the Company consolidated financial statements.

Compensation Actually Paid and Company TSR

The SEC’s rules require that TSR be presented as a performance measure in the Pay Versus Performance Table above. The graph below shows the relationship between (1) compensation actually paid to our PEO and the average of the compensation actually paid to our other NEOs and (2) our cumulative TSR, over the two fiscal years ending December 31, 2023.

Securities Authorized for Issuance Under Equity Compensation Plans

We have three equity-incentive plans that have been approved by stockholders: (i) the 2012 Restated Equity Incentive Plan; (ii) the 2020 Equity Incentive Plan (the “2020 Plan”); and (iii) the 2021 Equity Incentive Plan (the “2021 Plan”). The Company also maintains the 2012 Non-Employee Director Stock Option Plan, which has not been approved by stockholders. At this time, the Company only issues options under the 2020 Plan and 2021 Plan.

The following table sets forth additional information with respect to the shares of common stock that may be issued upon the exercise of options and other rights under our existing equity compensation plans and arrangements in effect as of December 31, 2023. The information includes the number of shares covered by, and the weighted average exercise price of, outstanding options, warrants and rights, and the number of shares remaining available for future grant, excluding the shares to be issued upon exercise of outstanding options, warrants and rights.

Equity Compensation Plan Information

	Number of	Weighted-
	securities to	average	Number of securities
	be issued	exercise	remaining available for
	upon exercise	price of	future issuance
	of outstanding	outstanding	under equity
	options,	options,	compensation plans
	warrants and	warrants	(excluding securities
	rights	and rights	reflected in column
Plan Category	(A)	(B)	(A))(C)
Equity compensation plans approved by security holders:
The 2012 Restated Equity Incentive Plan(1)	282,503	$1.43	—
The 2020 Equity Incentive Plan	2,819,188	$2.72	485,588
The 2021 Equity Incentive Plan	5,125,713	$3.99	746,730	(2)
Total	8,227,404	$3.46	1,232,318
(1)	The 2012 Restated Equity Incentive Plan expired in November 2022, therefore, no additional stock option awards may be granted from the 2012 Restated Equity Incentive Plan.
(2)	The number of shares available for future issuance under the 2021 Plan shall automatically increase on January 1 of each year by an amount equal to 5% of the outstanding shares of our common stock as of the last day of the immediately preceding fiscal year (rounded down to the nearest whole share).

NON-EMPLOYEE DIRECTOR COMPENSATION

Compensation of Directors

The following table sets forth the compensation received by our directors in fiscal year 2023. Dr. Marbán is not listed below because she is an employee of the Company and receives no additional compensation for serving on our Board or its committees.

	Fees Earned or		All Other
Name	Paid in Cash	Option Awards(1)(2)	Compensation		Total
Frank Litvack, M.D.	—	$639,545	$120,000	(3)	$759,545
Earl M. (Duke) Collier Jr., J.D.	—	$222,369	—		$222,369
David B. Musket	—	$237,360	—		$237,360
George W. Dunbar Jr., M.B.A.	—	$211,134	—		$211,134
Karimah Es Sabar	—	$196,143	—		$196,143
Louis Manzo (4)	—	$207,378	—		$207,378
Paul Auwaerter, M.D., M.B.A.	—	$459,425	—		$459,425
Philip Gotwals, Ph.D.	—	$467,360	—		$467,360
Michael Kelliher	—	$681,375	—		$681,375
(1)	Amounts reflect the grant date fair value of awards granted under the 2021 Equity Incentive Plan computed pursuant to Financial Accounting Standards Board’s Accounting Standards Codification 718 “Compensation – Stock Compensation.” Assumptions used in the calculation of these amounts are included in Note 4 – “Stock Awards, Warrants and Options” of the Notes to the Consolidated Financial Statements included in the Annual Report on Form 10-K as filed with the Securities and Exchange Commission on March 11, 2024.
(2)	Options granted for the following number of shares were outstanding as of December 31, 2023: Dr. Litvack – 990,532 shares; Mr. Collier – 300,494 shares; Mr. Musket – 378,752 shares; Mr. Dunbar – 296,934 shares; Ms. Es Sabar – 183,020 shares; Mr. Manzo – 316,452 shares; Dr. Auwaerter – 115,000 shares; Dr. Gotwals – 115,000 shares; and Mr. Kelliher – 115,000 shares.
(3)	Pursuant to the terms of a Consulting Agreement, dated March 24, 2014, Capricor, Inc. paid to Dr. Litvack $10,000 per month, for an aggregate of $120,000, during the year ended December 31, 2023, as consideration.
(4)	Mr. Manzo resigned from the Board effective July 11, 2023.

Risk Assessment of Compensation Programs

We do not believe that our compensation programs create risks that are reasonably likely to have a material adverse effect on our Company. We believe that the combination of different types of compensation as well as the overall amount of compensation, together with our internal controls and oversight by our Board, mitigates potential risks.

Certain Relationships and Related Party Transactions

Except as reported below, there have not been transactions since January 1, 2023, in which we were a party, where the amount involved exceeded or will exceed $120,000 and in which any related party had a direct or indirect material interest.

Nippon Shinyaku Co., Ltd.

Commercialization and Distribution Agreement with Nippon Shinyaku (Territory: United States)

On January 24, 2022, Capricor entered into a Commercialization and Distribution Agreement (the “U.S. Distribution Agreement”) with Nippon Shinyaku Co. Ltd., (“Nippon Shinyaku”), a Japanese corporation and a shareholder of the Company. Under the terms of the U.S. Distribution Agreement, Capricor appointed Nippon Shinyaku as its exclusive distributor in the United States of CAP-1002 for the treatment of DMD.

Under the terms of the U.S. Distribution Agreement, Capricor will be responsible for the conduct of the HOPE-3 trial as well as the manufacturing of CAP-1002. Nippon Shinyaku will be responsible for the distribution of CAP-1002 in the United States. Pursuant to the U.S Distribution Agreement, Capricor received an upfront payment of $30.0 million in the first quarter of 2022. The first milestone payment of $10.0 million was paid in the first quarter of 2024 upon completion of the interim futility analysis of the HOPE-3 trial whereby the outcome was determined to be not futile. Additionally, there are potential milestones totaling up to $90.0 million leading up to and including the Biologics License Application approval. Further, there are various potential sales-based milestones, if commercialized, tied to the achievement of certain sales thresholds for annual net sales of CAP-1002 of up to $605.0 million. Further, pursuant to the U.S. Distribution Agreement, Capricor has the obligation to sell commercial product to Nippon Shinyaku, subject to regulatory approval, and Capricor will have the right to receive a meaningful mid-range double-digit share of product revenue.

Commercialization and Distribution Agreement with Nippon Shinyaku (Territory: Japan)

On February 10, 2023, Capricor entered into a Commercialization and Distribution Agreement (the “Japan Distribution Agreement”) with Nippon Shinyaku. Under the terms of the Japan Distribution Agreement, Capricor appointed Nippon Shinyaku as its exclusive distributor in Japan of CAP-1002 for the treatment of DMD.

Under the terms of the Japan Distribution Agreement, Capricor received an upfront payment of $12.0 million in the first quarter of 2023 and in addition, Capricor may potentially receive additional development and sales-based milestone payments of up to approximately $89.0 million, subject to foreign currency exchange rates, and a meaningful double-digit share of product revenue. Nippon Shinyaku will be responsible for the distribution of CAP-1002 in Japan. Capricor will be responsible for the conduct of clinical development in Japan, as may be required, as well as the manufacturing of CAP-1002. Subject to regulatory approval, Capricor will sell commercial product to Nippon Shinyaku in Japan. In addition, Capricor or its designee will hold the Marketing Authorization in Japan if the product is approved in that territory.

Employment Agreements

Information regarding our executive employment agreements for certain officers is located under the caption, “Employment Agreements and Potential Payments Upon Termination or Change in Control” above.

Director and Officer Indemnification Agreements

In addition to the indemnification provisions contained in our Certificate of Incorporation and Bylaws, we generally enter into separate indemnification agreements with our directors and executive officers. These agreements require us, among other things, to indemnify the director or executive officer against specified expenses and liabilities, such as attorneys’ fees, judgments, fines and settlements, paid by the individual in connection with any action, suit or proceeding arising out of the individual’s status or service as our director or executive officer, other than liabilities arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest, and to advance expenses incurred by the individual in connection with any proceeding against the individual with respect to which the individual may be entitled to indemnification by us. We also intend to enter into these agreements with our future directors and executive officers.

Policies and Procedures for Related Party Transactions

Although we have adopted a Code of Business Conduct and Ethics, we rely on the Board to review related party transactions on an ongoing basis to prevent conflicts of interest. The Board reviews a transaction in light of the affiliations of the director, officer or employee and the affiliations of such person’s immediate family. Transactions are presented to the Board for approval before they are entered into or, if this is not possible, for ratification after the transaction has occurred. If the Board finds that a conflict of interest exists, then it will determine the appropriate remedial action, if any. The Board approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of the Company.

PROPOSAL NO. 2:

RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED ACCOUNTING FIRM

The Audit Committee of the Board has selected Rose, Snyder & Jacobs LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 and has further directed that management seek stockholder ratification of the selection of the independent registered public accounting firm at the Annual Meeting. Rose, Snyder & Jacobs LLP was appointed our registered public accounting firm on January 17, 2014, and has served as our independent registered public accounting firm for each year since the year ended December 31, 2013.

Representatives of Rose, Snyder & Jacobs LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law requires stockholder ratification of the selection of Rose, Snyder & Jacobs LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Rose, Snyder & Jacobs LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interests as well as the best interest of our stockholders.

Services provided to the Company and its subsidiaries by Rose, Snyder & Jacobs LLP for the years ended December 31, 2023 and 2022 are described below and under “Audit Committee Report.”

Principal Accountant Fees and Services

In connection with the audit of the 2023 financial statements, we entered into an engagement agreement with Rose, Snyder & Jacobs LLP which sets forth the terms by which Rose, Snyder & Jacobs LLP would perform audit services for us.

The following is a summary of the approximate fees billed to us by Rose, Snyder & Jacobs LLP, our independent registered public accounting firm, for professional services rendered for the fiscal years ended December 31, 2023 and 2022 which includes Capricor, Inc. and Capricor Therapeutics, Inc.:

	Fiscal Year Ended
	December 31,
Service Category	2023	2022
Audit Fees	$89,050	$86,300
Audit-Related Fees	45,250	8,000
Tax Fees	11,500	12,500
All Other Fees	1,600	4,050
Total Fees	$147,400	$110,850

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees for professional services for the audit and review of our annual financial statements, as well as the audit and review of our financial statements included in our registration statements filed under the Securities Act and issuance of consents and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements, except those not required by statute or regulation; “audit-related fees” are fees for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements, including attestation services that are not required by statute or regulation, due diligence and services related to acquisitions; “tax fees” are fees for tax compliance, tax advice and tax planning; and “all other fees” are fees for any services not included in the first three categories which include foreign tax research and consents necessary for applicable filings with the SEC.

Pre-Approval Policies and Procedures.

Pursuant to our Audit Committee Charter, before the independent registered public accounting firm is engaged by the Company or its subsidiaries to render audit or non-audit services, the Audit Committee pre-approves the engagement. Audit Committee pre-approval of audit and non-audit services is not required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Audit Committee regarding the Company’s engagement of the independent registered public accounting firm, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service provided and such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Exchange Act to the Company’s management. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided such approvals are presented to the full Audit Committee at a subsequent meeting. If the Audit Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Audit Committee must be informed of each non-audit service provided by the independent registered public accounting firm. Audit Committee pre-approval of non-audit services (other than review and attest services) also is not required if such services fall within available exceptions established by the SEC. None of the services provided by our independent registered public accounting firm for fiscal 2023 or 2022 were obtained in reliance on the waiver of the pre-approval requirement afforded in SEC regulations.

The affirmative vote of a majority of the shares cast on Proposal No. 2 at the Annual Meeting will be required to ratify the selection of Rose, Snyder & Jacobs LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. Abstentions will have no effect on whether this proposal is approved. Under the rules of the New York Stock Exchange, brokers have discretionary authority to vote shares on this proposal. Therefore, we do not expect any broker non-votes on Proposal No. 2.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 2

AUDIT COMMITTEE REPORT*

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2023, with our management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301 adopted by the Public Company Accounting Oversight Board (United States) (the “PCAOB”) regarding "Communications with Audit Committees." The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Respectively submitted by:

Mr. Musket

Ms. Es Sabar

Mr. Dunbar

*The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL NO. 3:

TO APPROVE, BY NON-BINDING ADVISORY VOTE, THE RESOLUTION APPROVING NAMED EXECUTIVE OFFICER COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. Consistent with the preference expressed by our stockholders at the last advisory vote on the frequency of our “say-on-pay” vote, we are conducting such vote annually. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

Our compensation policies are designed to align our key executives’ compensation with both our business objectives and the interests of our stockholders. We also seek to provide compensation policies that attract, motivate and retain key executives who are critical to our success.

We recommend that our stockholders review the application of our compensation philosophy and the elements of compensation provided to each named executive officer as reflected in the discussion and tables included in the “2023 Executive Compensation” section of this proxy statement.

We believe our executive compensation policies are designed appropriately and are functioning as intended to produce long-term value for our stockholders. Accordingly, we are asking our stockholders to approve the overall application of our compensation policies to our named executive officers through this advisory vote.

Accordingly, the Board is asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to Capricor Therapeutics’ named executive officers, as disclosed in the proxy statement for the 2024 Annual Meeting of Stockholders of Capricor Therapeutics pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the 2023 Executive Compensation, compensation tables and related narrative discussion, is hereby APPROVED on an advisory, non-binding basis.”

Because the vote is advisory, it is not binding on the Board or us. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this Proposal No. 3 requires the affirmative vote of a majority of the shares cast on Proposal No. 3 at the Annual Meeting. Abstentions and broker non-votes will have no effect on whether this proposal is approved.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 3.

PROPOSAL NO. 4:

TO APPROVE AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK FROM 50,000,000 TO 100,000,000

Background of the Proposal

The Board has unanimously adopted and declared advisable, and has recommended that the Company’s stockholders approve, the Charter Amendment, which would amend the Certificate of Incorporation to increase the number of authorized shares of our common stock from 50,000,000 to 100,000,000.

The following table sets forth certain information with respect to the Company's common stock as of March 18, 2024:

Common Stock	As of March 18, 2024
Shares presently authorized for issuance	50,000,000
Shares issued and outstanding	31,502,972
Shares reserved for issuance under outstanding warrants and pursuant to equity compensation plans	16,053,216
Shares presently available for issuance	2,443,812
Shares that will be available for issuance if this proposal is adopted	52,443,812

Reasons for the Charter Amendment

The Board and management believe that the limited number of currently authorized but unissued and unreserved shares of common stock may restrict the Company’s ability to respond to its business needs and opportunities. The availability of additional shares of common stock for issuance will afford the Company flexibility by assuring that there will be sufficient authorized but unissued shares of common stock for business and financial purposes in the future. The additional shares may be used for various purposes without further stockholder approval. These purposes may include raising capital; providing equity incentives to employees, officers or directors; establishing strategic relationships with other companies; expanding the Company's business or product lines through the acquisition of other businesses or products; stock splits and other corporate purposes.

Except as described above, the Company currently has no plans for the use of the additional authorized shares of common stock that would become available upon stockholder approval of the Charter Amendment.

Timing and Effect

If adopted by our stockholders at the Annual Meeting, the Charter Amendment will become effective upon the filing with the Delaware Secretary of State of the Charter Amendment, which would be done as soon as practicable following the Annual Meeting.

The additional common stock to be authorized by adoption of the Charter Amendment would have rights identical to the currently outstanding common stock. A description of our common stock is contained in Exhibit 4.1 to our Annual Report on Form 10-K. Adoption of the Charter Amendment would not affect the rights of the holders of currently outstanding common stock. Effects incidental to potential dilution (such as dilution of the earnings per share and voting rights of current holders of common stock) could occur, and potential downward pressure on the market price of our common stock could occur if we elect to issue and sell common stock into the public market or otherwise.

If the Charter Amendment is approved and filed, the increased number of authorized shares of common stock will be available for issuance, from time to time, for such purposes and consideration, and on such terms, as the Board may approve, and no further vote of the stockholders of the Company will be sought, although certain issuances of shares may require stockholder approval in accordance with the requirements of Nasdaq or the General Corporation Law of the State of Delaware.

The existence of additional authorized shares of common stock could have the effect of rendering more difficult or discouraging hostile takeover attempts. For example, without further stockholder approval, the Board could adopt a

“poison pill” which would, under certain circumstances related to an acquisition of shares not approved by the Board, give certain holders the right to acquire additional shares of common stock at a low price, or the Board could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. The Board is not aware of any existing or planned effort on the part of any party to accumulate material amounts of voting stock, or to acquire or control the Company by means of a merger, tender offer, solicitation of proxies in opposition to management or otherwise, or to change the Company’s management, nor is the Board aware of any person having made any offer to acquire the voting stock or assets of the Company. Although this proposal to increase the authorized common stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, stockholders should be aware that approval of this proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

If approved and filed, the Charter Amendment will have no effect on the number of shares of preferred stock the Company is authorized to issue.

Vote Required

The affirmative vote of a majority of the shares cast on Proposal No. 4 at the Annual Meeting will be required to approve the Charter Amendment. Abstentions will have no effect on whether this proposal is approved. Under the rules of the New York Stock Exchange, brokers have discretionary authority to vote shares on this proposal. Therefore, we do not expect any broker non-votes on Proposal No. 4.

At any time prior to the effectiveness of the filing of the Charter Amendment with the Delaware Secretary of State, notwithstanding authorization of the Charter Amendment by the stockholders of the Company, the Board may abandon the Charter Amendment without further action by the stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 4.

STOCK OWNERSHIP INFORMATION

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information known to us regarding the beneficial ownership of our common stock as of March 18, 2024 by:

●	each of our current directors;
●	each named executive officer as defined and named in this proxy statement, and included in the Summary Compensation Table;
●	all of our current directors and executive officers as a group; and
●	each person known by us to beneficially own more than five percent of our common stock (based on information supplied in Schedules 13D and 13G filed with the SEC).

Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table possesses sole voting and dispositive power with respect to all capital stock shown to be held by that person. The address of each named executive officer and director, unless indicated otherwise, is c/o Capricor Therapeutics, Inc., 10865 Road to the Cure, Suite 150, San Diego, California 92121.

	Shares of Common	Percentage of Common
	Stock Beneficially	Stock Beneficially
Name of Beneficial Owner	Owned(1)	Owned(1)
Named Executive Officers and Directors:
Frank Litvack, M.D.(2)	897,225	2.8
Earl M. (Duke) Collier Jr., J.D.(3)	321,143	1.0
David B. Musket(4)	405,529	1.3
George W. Dunbar Jr., M.B.A.(5)	302,267	*
Karimah Es Sabar(6)	172,367	*
Paul Auwaerter, M.D., M.B.A.(7)	22,400	*
Philip Gotwals, Ph.D.(8)	17,450	*
Michael Kelliher(9)	45,370	*
Anthony Bergmann, M.B.A.(10)	372,641	1.2
Linda Marbán, Ph.D.(11)	1,326,080	4.1
Karen Krasney, J.D.(12)	334,095	1.1
Directors and executive officers as a group (11 individuals)	4,216,567	12.0
5% Stockholders:
Highbridge Capital Management, LLC and affiliated entities(13)	5,579,398	16.3
Nippon Shinyaku Co., Ltd.(14)	4,291,844	12.8

*Represents less than 1%.

(1)	We have based percentage ownership of our common stock on 31,502,972 shares of our common stock outstanding as of March 18, 2024. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act and includes any shares as to which the security holder has sole or shared voting power or dispositive power, and also any shares which the security holder has the right to acquire within sixty (60) days of March 18, 2024, whether through the exercise or conversion of any stock option, convertible security, warrant or other right. The indication herein that shares are beneficially owned is not an admission on the part of the security holder that he, she or it is a direct or indirect beneficial owner of those shares.
(2)	Includes (i) 133,269 shares held by Dr. Litvack; (ii) 743,565 shares issuable upon the exercise of stock options held directly by Dr. Litvack that are exercisable or will become exercisable within sixty (60) days of March 18, 2024; and (iii) 20,391 shares issuable upon the exercise of warrants held directly by Dr. Litvack which are exercisable or will become exercisable within sixty (60) days of March 18, 2024. The shares issuable upon the exercise of stock options issued to Dr. Litvack are subject to early exercise under the 2021 Plan, the 2020 Plan, and the Capricor Therapeutics, Inc. 2012 Restated Equity Incentive Plan. As of March 18, 2024, Dr. Litvack has not indicated his intent to exercise early. If the option holder elects to take advantage of the early exercise feature and purchase shares prior to the vesting of such shares, the shares will be deemed restricted stock and will be subject to a repurchase option in favor of the Company if the option holder’s service to the Company terminates prior to vesting.
(3)	Includes (i) 26,856 shares held by Mr. Collier; and (ii) 294,287 shares issuable upon the exercise of stock options which are exercisable or will become exercisable within sixty (60) days of March 18, 2024. The shares issuable upon the exercise of stock options issued to Mr. Collier are subject to early exercise under the 2021 Plan, the 2020 Plan, and the Capricor Therapeutics, Inc. 2012 Restated Equity Incentive Plan. As of March 18, 2024, Mr. Collier has not indicated his intent to exercise early. If the option holder elects to take advantage of the early exercise feature and purchase shares prior to the vesting of such shares, the shares will be deemed restricted stock and will be subject to a repurchase option in favor of the Company if the option holder’s service to the Company terminates prior to vesting.
(4)	Includes (i) 7,096 shares held by SEP FBO David B. Musket, Pershing LLC as Custodian; (ii) 31,536 held by David B. Musket; and (iii) 366,897 shares issuable upon the exercise of stock options held directly by David B. Musket, which are exercisable or will become exercisable within sixty (60) days of March 18, 2024. The shares issuable upon the exercise of stock options issued to Mr. Musket are subject to early exercise under the 2021 Plan, the 2020 Plan, and the Capricor Therapeutics, Inc. 2012 Restated Equity Incentive Plan. As of March 18, 2024, Mr. Musket has not indicated his intent to exercise early. If the option holder elects to take advantage of the early exercise feature and purchase shares prior to the vesting of such shares, the shares will be deemed restricted stock and will be subject to a repurchase option in favor of the Company if the option holder’s service to the Company terminates prior to vesting.
(5)	Includes (i) 10,556 shares held by Mr. Dunbar; and (ii) 291,711 shares issuable upon the exercise of stock options that are exercisable or will become exercisable within sixty (60) days of March 18, 2024. The shares issuable upon the exercise of stock options issued to Mr. Dunbar are subject to early exercise under the 2021 Plan, the 2020 Plan, and the Capricor Therapeutics, Inc. 2012 Restated Equity Incentive Plan. As of March 18, 2024, Mr. Dunbar has not indicated his intent to exercise early. If the option holder elects to take advantage of the early exercise feature and purchase shares prior to the vesting of such shares, the shares will be deemed restricted stock and will be subject to a repurchase option in favor of the Company if the option holder’s service to the Company terminates prior to vesting.
(6)	Includes 172,367 shares issuable upon the exercise of stock options which are exercisable or will become exercisable within sixty (60) days of March 18, 2024. The shares issuable upon the exercise of stock options issued to Ms. Es Sabar are subject to early exercise under the 2021 Plan. As of March 18, 2024, Ms. Es Sabar has not indicated her intent to exercise early. If the option holder elects to take advantage of the early exercise feature and purchase shares prior to the vesting of such shares, the shares will be deemed restricted stock and will be subject to a repurchase option in favor of the Company if the option holder’s service to the Company terminates prior to vesting.
(7)	Includes 17,400 shares issuable upon the exercise of stock options which are exercisable or will become exercisable within sixty (60) days of March 18, 2024. The shares issuable upon the exercise of stock options issued to Dr. Auwaerter are subject to early exercise under the 2021 Plan. As of March 18, 2024, Dr. Auwaerter has not indicated his intent to exercise early. If the option holder elects to take advantage of the early exercise feature and purchase shares prior to the vesting of such shares, the shares will be deemed restricted stock and will be subject to a repurchase option in favor of the Company if the option holder’s service to the Company terminates prior to vesting.
(8)	Includes 17,450 shares issuable upon the exercise of stock options which are exercisable or will become exercisable within sixty (60) days of March 18, 2024. The shares issuable upon the exercise of stock options issued to Dr. Gotwals are subject to early exercise under the 2021 Plan. As of March 18, 2024, Dr. Gotwals has not indicated his intent to exercise early. If the option holder elects to take advantage of the early exercise feature and purchase shares prior to the vesting of such shares, the shares will be deemed restricted stock and will be subject to a repurchase option in favor of the Company if the option holder’s service to the Company terminates prior to vesting.
(9)	Includes 45,370 shares issuable upon the exercise of stock options which are exercisable or will become exercisable within sixty (60) days of March 18, 2024. The shares issuable upon the exercise of stock options issued to Mr. Kelliher are subject to early exercise under the 2021 Plan. As of March 18, 2024, Mr. Kelliher has not indicated his intent to exercise early. If the option holder elects to take advantage of the early exercise feature and purchase shares prior to the vesting of such shares, the shares will be deemed restricted stock and will be subject to a repurchase option in favor of the Company if the option holder’s service to the Company terminates prior to vesting.
(10)	Includes (i) 2,381 shares held by Mr. Bergmann and (ii) 370,260 shares issuable upon the exercise of stock options held directly by Mr. Bergmann that are exercisable or will become exercisable within sixty (60) days of March 18, 2024. The shares issuable upon the exercise of stock options issued to Mr. Bergmann are subject to early exercise under the 2021 Plan, the 2020 Plan, and the Capricor Therapeutics, Inc. 2012 Restated Equity Incentive Plan. As of March 18, 2024, Mr. Bergmann has not indicated his intent to exercise early. If the option holder elects to take advantage of the early exercise feature and purchase shares prior to the vesting of such shares, the shares will be deemed restricted stock and will be subject to a repurchase option in favor of the Company if the option holder’s service to the Company terminates prior to vesting.
(11)	Includes (i) 198,604 shares held by Dr. Linda Marbán; (ii) 920 shares held by Linda and Eduardo Marbán as joint tenants with rights of survivorship; and (iii) 1,126,556 shares issuable upon the exercise of stock options held directly by Dr. Linda Marbán which are exercisable or will become exercisable within sixty (60) days of March 18, 2024. Certain shares issuable upon the exercise of stock options issued to Dr. Linda Marbán are subject to early exercise under the 2021 Plan, the 2020 Plan, and the Capricor Therapeutics, Inc. 2012 Restated Equity Incentive Plan. As of March 18, 2024, Dr. Linda Marbán has not indicated her intent to exercise early. If the option holder elects to take advantage of the early exercise feature and purchase shares prior to the vesting of such shares, the shares will be deemed restricted stock and will be subject to a repurchase option in favor of the Company if the option holder’s service to the Company terminates prior to vesting.
(12)	Includes (i) 20,047 shares held by Ms. Krasney and (ii) 314,048 shares issuable upon the exercise of stock options held directly by Ms. Krasney that are exercisable or will become exercisable within sixty (60) days of March 18, 2024. The shares issuable upon the exercise of stock options issued to Ms. Krasney are subject to early exercise under the 2021 Plan, the 2020 Plan, and the Capricor Therapeutics, Inc. 2012 Restated Equity Incentive Plan. As of March 18, 2024, Ms. Krasney has not indicated her intent to exercise early. If the option holder elects to take advantage of the early exercise feature and purchase shares prior to the vesting of such shares, the shares will be deemed restricted stock and will be subject to a repurchase option in favor of the Company if the option holder’s service to the Company terminates prior to vesting.
(13)	Includes (i) 2,789,699 shares held by Highbridge Capital Management, LLC and affiliated entities; and (ii) 2,789,699 shares issuable upon the exercise of warrants held directly by Highbridge Capital Management, LLC and affiliated entities which are exercisable or will become exercisable within sixty (60) days of March 18, 2024. Highbridge Capital Management, LLC reports that it holds shared voting power and shared dispositive power with respect to all shares held by it. The address for Highbridge Capital Management, LLC is 277 Park Avenue, 23rd Floor, New York, New York 10172. Based on information set forth in a Schedule 13G filed with the SEC on February 7, 2024.
(14)	Includes (i) 2,145,922 shares held by Nippon Shinyaku Co., Ltd.; and (ii) 2,145,922 shares issuable upon the exercise of warrants held directly by Nippon Shinyaku Co., Ltd. which are exercisable or will become exercisable within sixty (60) days of March 18, 2024. Nippon Shinyaku Co., Ltd reports that it holds sole voting power and sole dispositive power with respect to all shares held by it. The address for Nippon Shinyaku Co., Ltd. is 14, Nishinosho-Monguchi-cho, Kisshoin, Minami-ku, Kyoto 601-8550, Japan. Based on information set forth in a Schedule 13G filed with the SEC on October 17, 2023.

Delinquent Section 16(a) Reports

None.

OTHER INFORMATION

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices and other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice, Proxy Statement, Annual Report and other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice, Proxy Statement and Annual Report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice, Proxy Statement and Annual Report, please notify your broker or us. Direct your written request to the Company’s Corporate Secretary at 10865 Road to the Cure, Suite 150, San Diego, California 92121 or contact the Company’s Corporate Secretary at (858) 727-1755. Stockholders who currently receive multiple copies of the Notices, Proxy Statements, Annual Reports and other Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their broker or our Corporate Secretary in the same manner described above. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Notice, Proxy Statement, Annual Report and other Annual Meeting materials to a stockholder at a shared address to which a single copy of the documents was delivered.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we have filed with the SEC at the SEC’s public reference room at the following location:

Public Reference Room

100 F Street, N.E.

Washington, DC 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the SEC at “http://www.sec.gov.” Copies of our SEC filings are also available through our website (www.capricor.com) as soon as reasonably practicable after we electronically file the material with, or furnish it to, the SEC. The information contained on, or that can be accessed through, our website is not incorporated by reference and is not a part of this proxy statement.

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

CAPRICOR THERAPEUTICS, INC.

/s/ Linda Marbán, Ph.D.
Linda Marbán, Ph.D.
Chief Executive Officer and a Director

ANNEX A

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CAPRICOR THERAPEUTICS, INC.

Capricor Therapeutics, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

FIRST: The name of the Corporation is Capricor Therapeutics, Inc.

SECOND: The original Certificate of Incorporation of the Corporation (formerly known as SMI Products, Inc. and Nile Therapeutics, Inc., respectively) was filed with the Secretary of State of the State of Delaware on January 26, 2007, which was amended by a Certificate of Amendment of Certificate of Incorporation thereafter filed with the Secretary of State of the State of Delaware on November 20, 2013 and a Certificate of Amendment of Certificate of Incorporation thereafter filed with the Secretary of State of the State of Delaware on June 4, 2019 (the “Certificate of Incorporation”).

THIRD: The Board of Directors of the Corporation duly adopted resolutions setting forth proposed amendments (the “Certificate of Amendment”) to the Certificate of Incorporation amending the Certificate of Incorporation as follows:

The Certificate of Incorporation shall be amended by deleting and substituting the text of the two paragraphs of Article Fourth thereof with the following one paragraph.

“(a) Authorized Capital. The total number of shares of all classes of stock which the Corporation shall have authority to issue shall be One Hundred Five Million (105,000,000) shares, consisting of (i) One Hundred Million (100,000,000) shares of common stock, par value $0.001 per share (“Common Stock”), and (ii) Five Million (5,000,000) shares of preferred stock, par value $0.001 per share (“Preferred Stock”).”

FOURTH: The Board of Directors of the Corporation declared the Certificate of Amendment to be advisable and directed that the Certificate of Amendment be submitted to the stockholders of the Corporation for consideration thereof.

FIFTH: That, pursuant to resolution of its Board of Directors of the Corporation, a meeting of stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the Delaware General Corporation Law at which meeting the necessary number of shares as required by statute were voted in favor of the Certificate of Amendment.

SIXTH: That the foregoing Certificate of Amendment was duly adopted in accordance with the provisions of Section 222 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer this [●] day of [●], 2024.

CAPRICOR THERAPEUTICS, INC.

Linda Marbán, Ph.D.
Chief Executive Officer

PROXY	CAPRICOR THERAPEUTICS, INC.	PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a stockholder of Capricor Therapeutics, Inc., hereby appoints Linda Marbán, Ph.D. and Karen Krasney, Esq., and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the Annual Meeting of Stockholders of Capricor Therapeutics, Inc., to be held on May 14, 2024 at 10:00 a.m. (PDT) with a physical location at the Company’s principal executive offices located at 10865 Road to the Cure, Suite 150, San Diego, California 92121 and at any and all adjournments thereof, with all the powers which the undersigned would possess if personally present, in the manner directed herein.

This proxy will be voted as directed, or if no direction is indicated, will be voted in accordance with the recommendations of the Board of the Directors.

The Board of Directors recommends you vote “FOR” each of the following:

1.  ELECTION OF DIRECTORS

Frank Litvack	☐ FOR	☐ WITHHOLD
Linda Marbán	☐ FOR	☐ WITHHOLD
David Musket	☐ FOR	☐ WITHHOLD
George Dunbar	☐ FOR	☐ WITHHOLD
Earl Collier, Jr.	☐ FOR	☐ WITHHOLD
Karimah Es Sabar	☐ FOR	☐ WITHHOLD
Paul Auwaerter	☐ FOR	☐ WITHHOLD
Philip Gotwals	☐ FOR	☐ WITHHOLD
Michael Kelliher	☐ FOR	☐ WITHHOLD

The Board of Directors recommends you vote “FOR” the following proposal:

2.  RATIFICATION OF THE SELECTION OF ROSE, SNYDER & JACOBS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR ITS FISCAL YEAR ENDING DECEMBER 31, 2024

☐ FOR	☐ AGAINST	☐ABSTAIN

The Board of Directors recommends you vote “FOR” the following proposal:

3.  APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION, ON A NON-BINDING ADVISORY BASIS

☐ FOR	☐ AGAINST	☐ABSTAIN

The Board of Directors recommends you vote “FOR” the following proposal:

4. APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY’S COMMON STOCK FROM 50,000,000 TO 100,000,000

☐ FOR	☐ AGAINST	☐ABSTAIN

Dated: , 2024

Signature

Signature of jointly held

Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The proxy statement and proxy card are available at https://www.capricor.com/investors/sec-filings